GUARANTY

THIS GUARANTY (this "Guaranty") is made as of April 6, 2005, by EDWIN McGUINN ("Guarantor"), an individual, having an address at 600 Lexington Avenue, 3rd Floor, New York, New York 10022, in favor of ISID FINANCE OF AMERICA, INC., a Delaware corporation ("Landlord"), having an address at 1114 Avenue of the Americas, New York, New York 10036, with respect to, in consideration of, and as inducement for, the leasing to MRU Holdings, Inc., a Delaware corporation ("Tenant"), of which corporation Guarantor is the majority shareholder, of certain premises (the "Premises") located on the thirtieth (30th) floor in the building known as 1114 Avenue of the Americas, New York, New York, pursuant to that certain Sublease dated as of the date hereof (as such may be amended, restated, supplemented or otherwise modified, from time to time, the "Lease"), between Landlord and Tenant.

1. (a) Guarantor hereby primarily, unconditionally and irrevocably guarantees to Landlord, its successors and/or assigns, the performance of all of Tenant's obligations under the Lease, including, without limitation, the full and prompt payment of all rent (including, without limitation, fixed, base or minimum rent, escalations and expense pass-throughs, electricity charges, overtime charges and all other additional rent (as defined in the Lease) and all other sums payable by Tenant under the Lease, whether or not denominated as rent or additional rent or defined as Fixed Rent (all of the foregoing collectively, "Rent"), in accordance with its terms (including sums that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and the performance of all other obligations of Tenant under the Lease, the payment of Rent and all other obligations referred to in this sentence are hereinafter referred to as the "Obligations"). If Tenant shall fail to pay or perform any Obligations within any applicable notice and cure period as required pursuant to the terms of the Lease, and irrespective of any defense or any right of set-off, credit or claim that Guarantor may have against Landlord, Guarantor shall, within thirty (30) days after demand by Landlord, pay or perform such Obligations.

(a) Guarantor further agrees that this Guaranty shall remain and continue in full force and effect as to any and all modifications of the Lease effected by written agreement between Landlord and Tenant, that this Guaranty is primary obligation of Guarantor and not a mere guaranty of collection, that Landlord shall have the right at Landlord's discretion to proceed against Guarantor upon default of Tenant under the Lease, without instituting any action or proceeding against Tenant, or Landlord, at its option, may take all available action for redress against both Tenant and Guarantor, and that if Guarantor shall default under this Guaranty and Landlord shall undertake action against Guarantor, Guarantor shall pay to Landlord the reasonable expenses of Landlord in connection with such action, including court expenses and reasonable attorneys' fees and expenses.

(b) Notwithstanding anything herein to the contrary, this Guaranty shall not apply to any Rent or other obligations of Tenant arising or accruing under the Lease from and after the date that Tenant vacates and surrenders possession of the Premises to Landlord in the condition required under the Lease, free and clear of any occupants, and renounces any further right, title or

interest in or to the Premises; provided, however, that Guarantor (together with Tenant) shall remain liable hereunder for all obligations of Tenant arising or accruing under the Lease prior to such date and Tenant (but not Guarantor) shall remain liable for all of its obligations under the Lease, whenever arising or accruing.

(c) Guarantor represents and warrants that Guarantor [state Guarantor's relationship to Tenant] and will benefit from the subleasing of the Premises by Tenant from Landlord.

2. This Guaranty is absolute, unconditional and irrevocable. Notwithstanding (i) any agreement or stipulation between Landlord and Tenant or their successors or assigns extending the time of performance or modifying any of the terms, covenants or conditions contained in the Lease on the part of the Tenant to be performed, (ii) any waiver by or failure of Landlord to enforce any of the terms, covenants or conditions contained in the Lease or any of the terms, covenants or conditions contained in any modifications thereof, (iii) any assignment of the Lease or subletting of the Premises, (iv) any consent, indulgence or other action, inaction or omission under or in respect of the Lease, or (v) any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting Landlord or Tenant or their respective successors or assigns whether or not notice thereof is given to Guarantor, Guarantor shall continue to be liable under this Guaranty. No such agreement, stipulation, waiver or failure shall impair the obligations hereunder of Guarantor and such obligations shall be and remain in full force and effect.

3. The liability of Guarantor under this Guaranty shall be an absolute, direct, immediate and unconditional guaranty of payment and performance and not of collection, and shall not be conditional or contingent upon the genuineness, validity, regularity or enforceability of the Lease, or other documents or instruments relating to the obligations hereby guaranteed or the pursuit by Landlord of any remedies Landlord may have against Tenant, under the Lease, at law or in equity.

4. Guarantor hereby waives (i) diligence, presentment, demand of payment and protest; and (ii) all notices to Guarantor, Tenant or any other person or entity (whether of nonpayment, termination, acceptance of this Guaranty, default under the Lease or any other matters relating to the Lease, the Premises or related matters, whether or not referred to herein, and including any and all notices of the creation, renewal, extension, modification or accrual of any obligations contained in the Lease). Guarantor agrees that its obligations hereunder shall not be affected by any circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety.

5. Any notice or demand of Guarantor from or by Landlord, its successors or assigns, shall be delivered to Guarantor in the manner prescribed for the delivery of notices in the Lease, but to the address indicated in the first paragraph of this Guaranty, or such other address or addresses as Guarantor shall furnish in writing to Landlord.

6. This Guaranty may be enforced by Landlord without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the remedy provisions of the Lease or otherwise, and Guarantor hereby waives the right to require Landlord to proceed against Tenant, to exercise its rights and remedies under the Lease, or to pursue any other remedy or enforce any other right at law or in equity.

7. It is understood that Landlord, without impairing this Guaranty, may, subject to the terms of the Lease, apply payments from Tenant or from any relating of the Premises upon a default by Tenant, to any due and unpaid Rent or other charges or to such other obligations owed by Tenant to Landlord pursuant to the Lease, in such amounts and in such order as Landlord, in its sole and absolute discretion, determines.

8. Subject to the limitations set forth in Section 1(c) hereof, this Guaranty is a continuing guaranty and shall remain in effect until all of the Obligations shall have been indefeasibly paid in full and Tenant shall have no further Obligations under, pursuant to, or in connection with, the Lease, and Tenant shall have actually quit and surrendered the Premises to Owner in accordance with the terms of the Lease. Subject to the limitations set forth in Section 1(c) hereof, this Guaranty shall continue in full force and be binding upon Guarantor, and Guarantor's successors and assigns. This Guaranty shall be binding upon and inure to the benefit of Landlord and its successors and assigns. This Guaranty may not be modified or amended except by a writing signed by Guarantor and Landlord.

9. Guarantor shall pay all reasonable attorneys' fees and reasonable out-of-pocket costs incurred by Landlord in connection with the enforcement of this Guaranty whether or not any action or proceeding is actually commenced by Landlord against Guarantor or prosecuted to judgment.

10. This Guaranty shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

11. In the event that all or any portion of the Obligations are paid by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise, but only to the extent so rescinded or recovered, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this Guaranty.

12. Guarantor acknowledges and agrees that all disputes arising, directly or indirectly, out of or relating to this Guaranty, and all actions to enforce this Guaranty, may be brought and adjudicated in the courts of the State of New York or the federal courts sitting in the State of New York, and hereby expressly and irrevocably submits the person of Guarantor to the jurisdiction of

such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Guaranty. So far as is permitted under the applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in any manner permitted by law, shall be necessary in order to confer jurisdiction upon the person of Guarantor in any such court.

13. Provided that service of process is effected upon Guarantor in a manner permitted by law, Guarantor irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise, (a) any objection which Guarantor may have or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court as is mentioned in the previous paragraph, (b) any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum, or (c) any claim that Guarantor is not personally subject to the jurisdiction of the above-named courts. Provided that service of process is effected upon Guarantor in a manner permitted by law, Guarantor agrees that final judgment from which Guarantor may not appeal or further appeal in any such suit, action or proceeding brought in such a court of competent jurisdiction shall be conclusive and binding upon Guarantor and, may so far as is permitted under the applicable law, be enforced in the courts of any state or any federal court and in any other courts to the jurisdiction of which Guarantor is subject, by a suit upon each judgment and that Guarantor will not assert any defense, counterclaim or set off in any such suit upon such judgment. Nothing in this Guaranty shall affect the right of Landlord to serve process in any manner permitted by law or limit the right of Landlord or any of its successors or assigns, to bring proceedings against Guarantor in the courts of any jurisdiction or jurisdictions

14. As a further inducement to Landlord to enter into the Lease and in consideration thereof, Landlord and Guarantor each hereby waives trial by jury and the right thereto in any action or proceeding of any kind or nature, arising on, under or by reason of or relating to, this Guaranty or any agreement collateral hereto.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

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Edwin McGuinn